Exhibit 99.1

        Digital Fusion is Major Subcontractor on Gray Research MDDC Team


    HUNTSVILLE, Ala.--(BUSINESS WIRE)--Sept. 13, 2005--Digital Fusion, Inc. (OTCBB:DIGF), an information technology (IT) and engineering services provider, announced today their role as a first-tier subcontractor on the Gray Research/Missile Defense Data Center (MDDC) team.
    The U. S. Army Space and Missile Defense Command (USASMDC) has awarded a contract to the Gray Research team to operate and manage the MDDC in Huntsville, Alabama for the Missile Defense Agency (MDA). The total potential value of this contract is approximately $73M over a five-year period. The total potential value of the subcontract to Digital Fusion is $11.68M.
    "We are very excited to be part of the Gray Research team and look forward to working closely with all our partners from Gray, SAIC and CSC to support our customer," said Frank Libutti, chairman and interim chief executive officer.
    "I am very proud of the role our employees played in this proposal process. I applaud the tremendous leadership that Ron Gray and his employees exhibited throughout this competition," said Ed Lyons, vice president, information technology services.
    The MDDC supports the MDA in developing and fielding an integrated Ballistic Missile Defense System by managing past, present, and future missile defense-related data products; facilitating access to those data products; and producing new data products to support MDA technology development, testing, and evaluation.

    About Digital Fusion

    Digital Fusion is an information technology and engineering services company that helps its customers make the most of technology to meet their business needs. Digital Fusion's IT Services provides solutions to both government and commercial customers, focused in the following areas: Business Process Automation, Application Development and Data Management, Application Security, Web Portals and Digital Dashboards, System Integration and IT Support. Digital Fusion's Engineering Services support a variety of customers with state-of-the-art solutions that include: Computational Aerodynamics/CFD; Optical Systems Design, Development and Test; Thermo/Structural Dynamics; Modeling and Simulations; Hardware-in-the-Loop Testing; Program Analysis; and Ground/Flight Planning, Execution, and Data Analysis. Based in Huntsville AL, Digital Fusion also has offices in Orlando, and New Jersey. For additional information about Digital Fusion visit http://www.digitalfusion.com.
    Forward Looking Statements. All statements other than statements of historical fact included in this release are forwardlooking statements. When used in this release, words such as "project", "anticipate,'' "believe,'' "estimate,'' "expect," "plan", "intend'' and similar expressions, as they relate to the Company or its management, as well as assumptions made by and information currently available to the Company's management, identify forward-looking statements. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including, but not limited to: the effect of business and economic conditions; the impact of competitive products and pricing; capacity and supply constraints or difficulties, the Company's dependence on continued funding of U.S. government programs; contract procurement and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees, and material changes in laws or regulations applicable to the Company businesses. Such statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.



    CONTACT: Digital Fusion Inc.
             Gary S. Ryan, 256-837-2620
             gryan@digitalfusion.com